UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     On July 18, 2011, Leap Wireless International, Inc, or Leap, mailed the attached letter to its stockholders.
     Leap is filing materials contained in this Schedule 14A with the Securities and Exchange Commission, or SEC, in connection with its solicitation of proxies for the election of director nominees to its Board of Directors and four other proposals at its 2011 Annual Meeting of Stockholders. In connection with the solicitation of proxies, Leap has filed a definitive proxy statement and other relevant documents with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
     Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the proxy statement and other materials filed by Leap with the SEC.

July 18, 2011

Dear Fellow Stockholder:

YOUR VOTE IS IMPORTANT!

The July 28th Annual Meeting of Stockholders is fast approaching and you have an important opportunity to keep your Company on its current path to success.

PLEASE VOTE “FOR” LEAP’S PROPOSALS USING THE ENCLOSED WHITE PROXY CARD TODAY

Your Board and management team have worked to build Leap into an industry leader in the prepaid wireless space, and we believe the Company is on the right trajectory to deliver significant additional value to stockholders.

As a result of the strategy we implemented — through the introduction of new service plans, smartphone devices and nationwide coverage — we now have more customers who are staying with us longer, upgrading to better handsets and migrating to higher-revenue service plans.

LEAP IS ON THE RIGHT TRACK

We believe we have made great strides over the last several quarters and we’re pursuing additional initiatives to continue our momentum and position the Company for the future.

We are working to expand our core demographic to target customers who appreciate the value we deliver, we are expanding our retail presence and we’re introducing exciting new products and services such as Muve Musictm, our innovative new unlimited music offering which recently gained its 100,000th customer. We’re also focused on launching our next-generation LTE network to be in place when device prices reach attractive levels for our customers.

We are confident that we have the right value proposition in place, the right management team to take advantage of the opportunities before us and the right product offerings to attract more customers and accelerate growth.

DON’T LET PENTWATER DERAIL OUR PROGRESS

Unfortunately, Leap’s successful strategy is under threat. Pentwater Capital Management LLC, an opportunistic investor with no long-term commitment to Leap and interests that differ from other stockholders, is attempting to nominate candidates to Leap’s Board. You may have received a gold proxy card from Pentwater, which we urge you to simply discard. Leap welcomes stockholder input on all topics, including director nominations, but in our view Pentwater did not comply with our bylaws and its director nominations are not valid. As such, shares voted for Pentwater nominees will not be counted at the Annual Meeting, absent a contrary judgment by Delaware courts. However, it is still important that your shares are represented at the Annual Meeting in support of your Company.

PENTWATER IS ONLY INTERESTED IN SHORT-TERM GAIN AND ITS
INTERESTS ARE NOT ALIGNED WITH LEAP’S OTHER STOCKHOLDERS

Based on a close review of its trading history and actions, we believe Pentwater is using this proxy fight as a way to make a short-term gain. Consider these facts, illustrated on the chart below:

•	As little as one year ago, Pentwater did not own any Leap shares.

•	Pentwater has sold almost 40% of its net position in Leap stock since announcing its proxy fight (even reducing its net position by 20,000 shares on the day it filed its initial proxy statement).

•	Pentwater established a short position covering more than 1.6M Leap shares, equal to ~67% of its 2.4M shares held as of June 20, 2011.

•	You should review the attached appendix which shows Pentwater’s weekly net sales of Leap shares since announcing its proxy fight.

History of Pentwater’s Trading in Leap Stock

February 5, 2010 — June 20, 2011

Shares traded based on Pentwater proxy statement dated June 30, 2011

PENTWATER HAS NO ALTERNATIVE STRATEGY AND ITS
CANDIDATES ARE NOT AS QUALIFIED AS LEAP’S

In its proxy filing Pentwater has set out an alternate “plan” for our business that we believe is vague, misinformed and — to the extent it makes any sense at all — suggests actions that Leap has already been taking for nearly a year. We believe its comments about Leap are backward-looking and ignore Leap’s strong position, significant recent operating results and prospects for improved financial performance in 2011 and beyond.

Importantly, we also believe that Pentwater’s nominees do not have the same level of experience and expertise as the directors they are trying to replace.

GLASS LEWIS AGREES AND RECOMMENDS
VOTING “FOR” ALL OF LEAP’S PROPOSALS

Respected, independent proxy advisory service Glass Lewis & Co. agrees that now is not the right time to change the Board and has recommended that Leap’s stockholders vote “FOR” all of Leap’s proposals.

Glass Lewis agrees that Pentwater has failed to articulate any specific plan for our business and that Pentwater is not interested in Leap’s long-term success, indicating that:

‘‘[Pentwater] appears to offer considerably less in the way of concrete plans relative to those presented by the board. More concerning still is the brief, small and oddly-structured nature of Pentwater’s investment. . . . We believe the nature of Pentwater’s investment pattern in Leap raises significant doubts about the extent to which it shares an interest in the long-term value of the Company.”

  Glass Lewis & Co. Proxy Paper dated July 15, 2011, pg. 10 (emphasis added).

PLEASE SUPPORT YOUR COMPANY BY VOTING “FOR” LEAP’S PROPOSALS TODAY
USING THE ENCLOSED WHITE PROXY CARD

The Leap Board recommends that you vote “FOR” the slate of qualified Leap nominees named on the enclosed WHITE proxy card.

Remember, only your latest-dated proxy counts. If you have inadvertently submitted a gold proxy, you have every right to change your vote. Simply use the enclosed WHITE proxy card to vote TODAY — by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. (Again, we urge you to simply discard any gold proxy card sent to you by Pentwater or its affiliates.)

We thank you for your continued support.

Very truly yours,

S .Douglas Hutcheson
President and Chief Executive Officer

Time is Short — Please Act Today!

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
Stockholders Call Toll-Free:  (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Important
We urge you NOT to vote any gold proxy card sent to you by Pentwater.

Important Information
In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.

Forward-Looking Statements
This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings, future plans to transition to LTE networks and expected contributions from management and from our proposed slate of nominees to Leap’s Board of Directors and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•	the duration and severity of the current economic downturn in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product and service plan offerings, expand our retail distribution and execute effectively on our other strategic activities;

•	our ability to obtain and maintain roaming and wholesale services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting

•	our ability to attract, integrate, motivate and retain an experienced workforce, including members of senior management;

•	future customer usage of our wireless services, which could exceed our expectations, and our ability to manage or increase network capacity to meet increasing customer demand;

•	our ability to acquire additional spectrum in the future at a reasonable cost or on a timely basis;

•	our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness;

•	our ability to effectively integrate, manage and operate our new joint venture in South Texas;

•	failure of our network or information technology systems to perform according to expectations and risks associated with the upgrade or transition of certain of those systems, including our customer billing system; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.

All forward-looking statements included in this letter should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Cricket Wireless, Cricket Clicks, Jump, Jump Mobile, Flex Bucket, Real Unlimited Unreal Savings and the Cricket “K” are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect, Cricket Nation, Cricket PAYGo, Muve, Muve Music, Muve Money, Cricket Crosswave, Seek Music, MyPerks, Cricket MyPerks and Cricket Wireless Internet Service. All other trademarks are the property of their respective owners.

APPENDIX

PENTWATER’S WEEKLY TRADING IN LEAP COMMON STOCK
FROM MARCH 10, 2011 TO JUNE 20, 2011(1)

			Net Shares
	Shares		Purchased/	End of Week
Week of	Purchased	Shares Sold	(Sold)	Shares Held

3/10 — 3/11	—	—	—	3,777,781
3/14	20,000	(20,000)	—	3,777,781
3/21	—	(307,771)	(307,771)	3,470,010
3/28	457,781	(170,000)	287,781	3,757,791
4/4	—	(436,100)	(436,100)	3,321,691
4/11	20,200	(485,800)	(465,600)	2,856,091
4/18	100,000	—	100,000	2,956,091
4/25	113,919	—	113,919	3,070,010
5/2	5,000	(145,000)	(140,000)	2,930,010
5/9	—	—	—	2,930,010
5/16	100,700	(720,000)	(619,300)	2,310,710
5/23	109,300	(40,000)	69,300	2,380,010
5/30	20,000	—	20,000	2,400,010
6/6	10,000	—	10,000	2,410,010
6/13	30,000	(20,000)	10,000	2,420,010
6/20	2,600	(22,600)	(20,000)	2,400,010
Total 3/10 — 6/20	989,500	(2,367,271)	(1,377,771)

Source: Pentwater definitive proxy statement filed with the SEC on July 5, 2011.

(1)	Stock transactions from March 10, 2011, the day Pentwater announced its proxy fight, through June 20, 2011, the day Pentwater filed its preliminary proxy statement with the SEC. Stockholders should refer to Pentwater’s definitive proxy statement filed with the SEC on July 5, 2011 for Pentwater’s full trading history in Leap common stock for the last two years.